                                                                    Exhibit 21.2

                        WFS FINANCIAL 1998-B OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 1998
                    for Distribution Date of January 20, 1999


COLLECTIONS                                                                                               DOLLARS
Payments received                                                                                      70,841,568.70
      Plus:
            Servicer Advances                                                        1,088,202.06
            Reimbursement of holds                                                     647,564.89
                                                                                     ------------
                                                                                                        1,735,766.95

               Less:
            Reimbursement Advances
            Funds deposited in Holds Account                                          (905,442.32)
                                                                                      (682,461.27)
                                                                                    -------------
                                                                                                       (1,587,903.59)
                                                                                                      --------------

Total Funds Available for Distribution                                                                 70,989,432.06
                                                                                                      ==============


DISTRIBUTIONS

     Servicing Fee                                                                   1,770,199.00
     Trustee and Other Fees                                                            236,770.55
     Other Miscellaneous Payments                                                      255,748.35
                                                                                    -------------
                                                                                                        2,262,717.90
     Note Interest Distributable Amount - Class A-1                   725,170.08
     Note Interest Distributable Amount - Class A-2                 2,362,151.11
     Note Interest Distributable Amount - Class A-3                 2,975,000.00
     Note Interest Distributable Amount - Class A-4                 1,548,800.00
                                                                  --------------
         Total Note Interest Distributable Amount                   7,611,121.19

     Certificate Interest Distributable Amount                      1,107,150.00
                                                                  --------------

Total Interest Distribution                                                          8,718,271.19



     Note Principal Distributable Amount - Class A-1               50,152,386.90
     Note Principal Distributable Amount - Class A-2 thru A-4       5,734,987.91

     Certificate Principal Distributable Amount                             0.00
                                                                  --------------

Total Principal Distribution                                                        55,887,374.81
                                                                                    -------------

Total Principal and Interest Distribution                                                              64,605,646.00

     Spread Account Deposit                                                                             4,121,068.16


Total Distributions                                                                                    70,989,432.06
                                                                                                      ==============

                        WFS FINANCIAL 1998-B OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 1998
                    for Distribution Date of January 20, 1999


PORTFOLIO DATA:

                                                                       # of loans
      Beginning Security Balance                                          51,786                      585,152,386.90

          Less Scheduled Principal Balance                                     0     (25,371,845.40)
            Full Prepayments                                              (2,606)    (21,285,656.69)
            Partial Prepayments                                                0               0.00
            Liquidations                                                    (843)     (9,229,872.72)
                                                                                    ---------------
                                                                                                      (55,887,374.81)
                                                                                                      --------------
      Ending Security Balance                                             48,337                      529,265,012.09

OTHER RELATED INFORMATION:

Spread Account:

     Beginning Balance                                                              26,758,457.21
           Deposits                                                                  4,121,068.16
           Reductions                                                                        0.00
                                                                                   --------------
     Ending Balance                                                                                    30,879,525.37

     Beginning  Initial Deposit Repayment                                           19,800,000.00
           Repayments                                                                        0.00
                                                                                   --------------
     Ending Initial Deposit Repayment                                                                  19,800,000.00

Modified Accounts:
     Principal Balance                                                                       0.00%              0.00
     Scheduled Balance                                                                       0.00%              0.00

Servicer Advances
     Beginning Unreimbursed Advances:                                                1,022,104.10
     New Advances                                                                    1,088,202.06
     Advances Reimbursed                                                              (905,442.32)
                                                                                   --------------
     Ending Unreimbursed Advances:                                                                      1,204,863.84

Holding Account:
     Beginning Balance                                                                 790,851.59
     Funds Deposited                                                                   682,461.27
     Withdrawal to Collection Account                                                 (647,564.89)
                                                                                   --------------
     Ending Balance                                                                                       825,747.97


Net Charge-Off Data:                                                # of loans
     Charge-Offs                                                           1,123     6,182,646.55
     Recoveries                                                             (376)     (705,399.34)
                                                                                    -------------
     Net Charge-Offs                                                         747                        5,477,247.21

Delinquencies ( P&I):                                               # of loans
      30-59 Days                                                   12,158,248.51            1,188
      60-89 Days                                                    3,462,642.02              325
      90-119 Days                                                   1,465,273.72              139
      120 days and over                                                30,407.91                3


Repossessions                                                                130       961,946.83

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
  of the Sale and Servicing Agreement)                                         0                                0.00

Charge-Off Percentage                                                                                          4.33%
Delinquency Percentage                                                                                         1.00%

WAC                                                                                                         14.7389%
WAM                                                                                                           51.716

                        WFS FINANCIAL 1998-B OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 1998
                    for Distribution Date of January 20, 1999

====================================================================================================================================
                               BEGINNING                       PRIOR       CURRENT                       REMAINING         TOTAL
               ORIGINAL       OUTSTANDING                     PRINCIPAL   PRINCIPAL                     OUTSTANDING      PRINCIPAL
               PRINCIPAL       PRINCIPAL        PRINCIPAL     CARRYOVER   CARRYOVER    PRINCIPAL         PRINCIPAL      AND INTEREST
 CLASSES       BALANCE          BALANCE       DISTRIBUTABLE   SHORTFALL   SHORTFALL   DISTRIBUTION        BALANCE       DISTRIBUTION
====================================================================================================================================
    A-1     125,000,000.00    50,152,386.90   50,152,386.90     0.00        0.00      50,152,386.90             0.00   50,877,556.98

    A-2     160,000,000.00   160,000,000.00    5,734,987.91     0.00        0.00       5,734,987.91   154,265,012.09    8,097,139.02

    A-3     200,000,000.00   200,000,000.00            0.00     0.00        0.00               0.00   200,000,000.00    2,975,000.00

    A-4     102,400,000.00   102,400,000.00            0.00     0.00        0.00               0.00   102,400,000.00    1,548,800.00

Certificate  72,600,000.00    72,600,000.00            0.00     0.00        0.00               0.00    72,600,000.00    1,107,150.00










===================================================================================================================================

TOTAL       660,000,000.00   585,152,386.90   55,887,374.81     0.00        0.00      55,887,374.81   529,265,012.09  64,605,646.00

===================================================================================================================================

=====================================================================================   ============================================
                                                PRIOR       CURRENT
                                               INTEREST     INTEREST                                          DEFICIENCY      POLICY
   NOTE       INTEREST       CALCULATED        CARRYOVER    CARRYOVER     INTEREST                              CLAIM          CLAIM
 CLASSES       RATE           INTEREST         SHORTFALL    SHORTFALL   DISTRIBUTION                            AMOUNT        AMOUNT
=====================================================================================   ============================================
    A-1        5.658%         725,170.08          0.00        0.00        725,170.08                             0.00           0.00

    A-2        5.777%       2,362,151.11          0.00        0.00      2,362,151.11                             0.00           0.00

    A-3        5.950%       2,975,000.00          0.00        0.00      2,975,000.00                             0.00           0.00

    A-4        6.050%       1,548,800.00          0.00        0.00      1,548,800.00                             0.00           0.00

Certificate    6.100%       1,107,150.00          0.00        0.00      1,107,150.00                             0.00           0.00


                                                                                        ============================================

                                                                                                                 0.00           0.00

                                                                                        ============================================

                                                                                        ============================================

                                                                                              Note Percentage            100.000000%

=====================================================================================
                                                                                          Certificate Percentage           0.000000%
   TOTAL                    8,718,271.19          0.00        0.00     8,718,271.19

=====================================================================================   ============================================

                        WFS FINANCIAL 1998-B OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of December 31, 1998
                    for Distribution Date of January 20, 1999



Detailed Reporting

        See Schedule F




WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of December 31, 1998 and were performed in conformity with the Sale and Servicing Agreement dated June 1, 1998.







                                           /s/ LEE A. WHATCOTT
                                           -------------------------------------
                                           Lee A. Whatcott
                                           Executive Vice President
                                           Chief Financial Officer




                                           /s/ MARK OLSON
                                           -------------------------------------
                                           Mark Olson
                                           Senior Vice President
                                           Controller